UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 2, 2012

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900	74-2962475
(Commission File Number)	(I.R.S. Employer ID no.)

204 Woodhew	76712
Waco, Texas	(Zip Code)
(Address of Principal Executive Offices)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2012, the Board of Directors (the “Board”) of Life Partners Holdings, Inc. (“we”) adopted and approved amended and restated bylaws (the “Amended Bylaws”), which were effective upon approval. The Amended Bylaws include the following:

•	Adopting advance notice and related provisions for shareholders seeking to bring proposals, including the nomination of directors, before a shareholder meeting (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”));

•	Implementing disclosure requirements about the proposal or nomination, which include information regarding the proposing shareholder’s economic, voting and other interests that may be material to an evaluation of the proposal or nomination;

•	Requiring shareholders seeking to make a proposal or nomination to update and supplement disclosures, if necessary, to ensure that we and our shareholders have current and accurate information;

•	Establishing procedures for the call of special meetings by shareholders, including the means for requesting and establishing a record date for those calling the meeting, for determining the requisite ownership of 50% or more of the outstanding voting stock, and for fixing the record and meeting dates after a proper call, and including provisions for disclosure of the business to be conducted and for updating the disclosure;

•	Establishing procedures for the shareholders’ use of written consents in lieu of a meeting, including the means for requesting and establishing a record date for those acting by consent, for determining the requisite ownership of 50% or more of the outstanding voting stock, and for fixing the period in which the requisite consents must be delivered, and including provisions for disclosure of the action to be taken and for updating the disclosure;

•	Conforming the bylaws to changes in the Texas corporation statutes, including the adoption of the Texas Business Organizations Code, which became effective for us in 2010, which include authorizing the use of electronic transmissions such as e-mail for notice requirements.

In addition, the Amended Bylaws include conforming changes and other non-substantive and technical edits and updates.

The Board believes the advance notice amendments will ensure that all shareholders, including those voting by proxy, will have prior knowledge of matters that are to come before the shareholder meetings. These amendments will discourage unexpected action at the meetings and will establish an orderly process for shareholders seeking to propose business at shareholder meetings or nominate directors. The current Bylaws permit shareholders holding a majority of the voting stock to call special meetings and to act by written consent, but they offer scant guidance in the many procedural issues that might arise. The Amended Bylaws provide specific guidance for the call of special meetings and use of written consents, which will be useful in resolving uncertainties and reducing the risk of misunderstandings.

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The Board has fixed August 6, 2012, as the date for the 2012 Annual Meeting of Shareholders. The Board expects that proxy materials will be mailed on or about June 22, 2012, to shareholders of record as of June 7, 2012. To comply with the advance notice requirements, a shareholder wishing to make a proposal (other than a proposal properly made under Rule 14a-8) or director nomination at the Annual Meeting must deliver timely notice (as defined in the Amended Bylaws) in proper form on or before May 8, 2012.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

3.1	Life Partners Holdings, Inc. Amended and Restated Bylaws (as amended and restated on April 2, 2012)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 5, 2012

Life Partners Holdings, Inc.

By: /s/ David M. Martin
David M. Martin
Principal Financial Officer

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EXHIBIT INDEX

Number	Description	Page

3.1	Life Partners Holdings, Inc. Amended and Restated Bylaws (as amended and restated on April 2, 2012)	4

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